SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2006

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6100 North Baker Road

Milwaukee, WI 53209

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A. ACUTANT CORPORATION AMENDED AND RESTATED 2001 OUTSIDE DIRECTORS’ STOCK PLAN

On October 20, 2005, the Board of Directors of Actuant Corporation (the “Company”), subject to stockholder approval, amended and restated the Company’s 2001 Outside Directors’ Stock Option Plan (which has been renamed the 2001 Outside Directors’ Stock Plan) (the “directors’ plan”) to allow for the issuance of restricted stock thereunder and to increase the number of shares available for issuance thereunder from 220,000 to 320,000. On January 13, 2006, the stockholders of the Company approved the directors’ plan. The summary of the directors’ plan set forth in this Section A is qualified in its entirety by reference to the directors’ plan, a copy of which is filed as an exhibit to this Form 8-K. All definitions not otherwise defined in this Section A are set forth in the directors’ plan.

The directors’ plan provides for the granting of nonqualified stock options and shares of restricted stock to non-employee directors of the Company. The aggregate number of shares of common stock which may be issued pursuant to options granted under the directors’ plan currently is 320,000. This number is subject to adjustment in the event of a stock split, stock distribution or other capital stock event, as described in the directors’ plan.

The directors’ plan is administered by the Compensation Committee of the board of directors. The Compensation Committee is constituted so as to permit the directors’ plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934.

The Compensation Committee is authorized to grant nonqualifed stock options to non-employee directors. The exercise price of any nonqualifed stock option must be equal to or greater than the fair market value of the shares on the date of the grant. Generally, fair market value means the closing price on the last trading day preceding the day of the transaction. The term of any nonqualified stock option awarded under the directors’ plan cannot exceed 10 years. At the time of grant, the Compensation Committee in its sole discretion will determine when nonqualifed stock options are exercisable and when they expire. Payment for shares purchased upon exercise of a nonqualifed stock option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the Company of shares owned by the non-employee director (held at least six months if the Company is accounting for stock options using APB Opinion 25 or purchased on the open market) having a fair market value on the date of transfer equal to the option exercise price (or certification of ownership of such shares) or in such other manner as may be authorized by the Compensation Committee.

Restricted stock consists of shares which are transferred or sold by the Company to non-employee directors, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the non-employee directors. The Compensation Committee determines the time or times at which grants of restricted stock will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the passage of time or other restrictions or conditions.

The directors’ plan provides that awards of stock options and restricted stock may be granted any time prior to August 8, 2010. The directors’ plan maybe terminated at any time by the board of directors except as to nonqualified stock options then outstanding. The board of directors may also amend the directors’ plan from time to time, but shareholder approval is required in the event of certain material changes.

B. ACUTANT CORPORATION 2002 STOCK PLAN

On October 20, 2005, the Board of Directors of the Company, subject to stockholder approval, amended the Actuant Corporation 2002 Stock Plan to increase the number of shares available for issuance under the Actuant Corporation 2002 Stock Plan (the “2002 Stock Plan”) from 1,000,000 to 3,000,000 and to limit the term of stock options awarded under the 2002 Plan to 10 years from the date of grant. On January 13, 2006, the stockholders of the Company approved the amendments to 2002 Stock Plan. The summary of the 2002 Stock Plan set forth in this Section B is qualified in its entirety by reference to the 2002 Stock Plan, a copy of which is filed as an exhibit to this Form 8-K. All definitions not otherwise defined in this Section B are set forth in the 2002 Stock Plan.

Under the 2002 Stock Plan, incentive stock options, nonqualified stock options and restricted stock (each, an “Award”) may be granted to any regular salaried employee of the Company or a subsidiary of the Company. This includes employees who are members of the board of directors, but excludes directors who are not employees of the Company or any of its subsidiaries.

The total number of shares of common stock available for issuance under the 2002 Stock Plan may currently not exceed 3,000,000, provided that the number of shares of restricted Company Stock which may be granted under the Plan shall not exceed 500,000. No eligible employee may be granted an award or awards covering more than 200,000 shares of common stock in any calendar year. These stock thresholds are subject to adjustment in the event of a stock split, stock distribution or other capital stock event, as described in the 2002 Stock Plan.

The 2002 Stock Plan is administered by the Compensation Committee of the board of directors. The Compensation Committee is constituted so as to permit the 2002 Stock Plan to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to afford 2002 Stock Plan participants an exemption for 2002 Stock Plan transactions pursuant to Rule 16b-3 under the Securities Exchange Act of 1934.

Stock options may be granted to eligible employees at any time as determined by the Compensation Committee (subject to the volume limitation set forth above). Options granted under the 2002 Stock Plan may be either incentive stock options under Section 422 of the Code or options that are not intended to qualify as incentive stock options (referred to as nonqualified stock options).

The exercise price of an option granted under the 2002 Stock Plan will be determined by the Compensation Committee. However, the exercise price may not be less than 100% of the fair market value (as defined in the 2002 Stock Plan) of the common stock when the option is granted.

For purposes of the 2002 Stock Plan, an option will be considered as having been granted on the date on which the Compensation Committee authorizes its grant (unless the Compensation Committee has designated a later grant date). Options granted under the 2002 Stock Plan may be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee in each instance approves, but no option may be exercisable prior to shareholder approval of the 2002 Stock Plan. Furthermore, the period of exercisability of an incentive stock option may not exceed 10 years from the date the option is granted and no option may be treated as an incentive stock option unless the grantee exercises the option while employed by the Company (or a subsidiary) or within three months after termination of employment, unless such termination is caused by death or disability, in which case one year after such termination.

An option may be exercised in whole or in part from time to time as specified in the option agreement by the grantee giving a written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. The exercise price may be paid either (i) in cash, (ii) by check, (iii) with the approval of the Compensation Committee, through delivery of shares of common stock which have been beneficially owned by the grantee, the grantee’s spouse or both of them for a period of at least six months prior to the exercise, or (iv) through a combination of cash and shares of common stock. If the exercise price is paid through delivery of shares of common stock, such shares will be valued at their fair market value as of the date of the exercise. The holder of an option shall not have any rights as a shareholder with respect to the shares subject to the option until certificates evidencing such shares are delivered to him or her.

Special provisions are contained in the 2002 Stock Plan covering a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation. In those circumstances, the Compensation Committee may, subject to the approval of the board of directors of the Company or the board of directors of any corporation assuming the obligations of the Company under the 2002 Stock Plan, take action regarding each outstanding unexercised option to either (i) substitute on an equitable and economically equivalent basis an appropriate number of shares of the surviving corporation for the shares of common stock covered by the option, or (ii) cancel the option and provide for a payment to the optionee of an amount equal to the cash value of the option (determined in accordance with the provisions of the 2002 Stock Plan). In addition, the 2002 Stock Plan permits options to be granted to new eligible employees who become such as a result of the Company’s acquisition of property or stock from an unrelated corporation in substitution for options granted to such eligible employees by their former employer.

The Compensation Committee, at any time, may grant awards of restricted stock under the 2002 Stock Plan. No more than 100,000 shares of restricted stock may be granted in the aggregate during any calendar year. The Compensation Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures, continued employment with the Company or such other factors or criteria as the Compensation Committee shall determine. The provisions of various restricted stock awards need not be identical. However, all restricted stock awards shall be subject to the following terms and conditions: (i) restricted stock awards that are conditioned on the grantee’s continued employment may not become fully vested before the third anniversary of the grant date and restricted stock awards that are based upon performance factors may not become fully vested before the first anniversary of the grant date; (ii) until all applicable restrictions lapse, the grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares of restricted stock; (iii) the grantee shall have all other rights of a shareholder of the Company with respect to the shares of restricted stock (including the right to vote the shares and the right to receive any cash dividends); (iv) unless otherwise provided in the applicable restricted stock agreement or pursuant to (v) below, all shares of restricted stock shall be forfeited by the grantee upon termination of employment; (v) in the event of a hardship or other special circumstances under which a grantee’s employment is involuntarily terminated (other than for cause), the Compensation Committee may waive in whole or in part any or all remaining restrictions attendant to shares of restricted stock held by such grantee; (vi) upon the lapse of all applicable restrictions, unlegended certificates for such shares shall be delivered to the grantee; and (vii) each award shall be subject to the terms of a restricted stock agreement. All grantees of restricted stock shall be issued a certificate in respect of such shares, registered in such grantee’s name and bearing an appropriate legend. In its discretion, the Compensation Committee may require that the certificates evidencing such shares of restricted stock be held in custody by the Company until the restrictions have lapsed.

The 2002 Stock Plan will terminate 10 years after its effective date, except as to awards then outstanding, which awards will remain in effect until they have been exercised, the restrictions have lapsed or the awards have expired or been forfeited. The board of directors may also amend, modify, suspend or terminate the 2002 Stock Plan from time to time although no such action can be taken without shareholder approval if required by applicable law.

The Company may require, as a condition to the exercise of an option or the issuance of an unrestricted stock certificate, that the grantee concurrently pay to the Company any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions. Such payment may be made either in cash, by check or, at the discretion of the Compensation Committee, and subject to all applicable rules and regulations, through shares of common stock held for a period of at least six months or shares of common stock withheld from the award having a fair market value equal to the amount of the tax obligation. No award granted under the 2002 Stock Plan shall be transferable by a grantee other than by will or the laws of descent and distribution. However, the Compensation Committee, in its discretion but in accordance with Internal Revenue Service guidance, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the grantee or to trusts or partnerships for such family members.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	The following exhibits are being furnished herewith:

10.25	Actuant Corporation Amended and Restated 2001 Outside Directors’ Stock Plan, incorporated by reference to Exhibit A to Actuant Corporation’s Proxy Statement filed with the Securities and Exchange Commission on December 2, 2005.

10.26	Actuant Corporation 2002 Stock Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)

Date: January 20, 2006	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.25	Actuant Corporation Amended and Restated 2001 Outside Directors’ Stock Plan, incorporated by reference to Exhibit A to Actuant Corporation’s Proxy Statement filed with the Securities and Exchange Commission on December 2, 2005)

10.26	Actuant Corporation 2002 Stock Plan, as amended.